Exhibit 10.1

AMENDMENT TO UNDERWRITING AGREEMENT

March 1, 2023

This Amendment (this “Amendment”), dated as of March 1, 2023, to that certain Underwriting Agreement (as defined below) is made by and between Onyx Acquisition Co. I, a Cayman Islands exempted company (“Onyx”), BTIG, LLC (“BTIG”), I-Bankers Securities, Inc (“I-Bankers”) and, solely for the limited purposes set forth herein, Onyx Acquisition Sponsor Co. LLC, a Cayman Islands limited liability company (“Sponsor”). Onyx and BTIG shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

WHEREAS, Onyx and BTIG are parties to that certain Underwriting Agreement, dated November 2, 2021 (the “Underwriting Agreement”), providing that, among other things, upon consummation of Onyx’s initial Business Combination (the “Closing”) Onyx will pay the Underwriters $11,270,000 as Deferred Underwriting Commission;

WHEREAS, Onyx proposes to enter into a Business Combination with Helios Energy Transition Infrastructure (“Helios” and, such Business Combination, the “Proposed Business Combination”);

WHEREAS, upon the consummation of the Proposed Business Combination, the Sponsor intends to forfeit 3,306,250 Founder Shares to Onyx (the “Sponsor Forfeiture”); and

WHEREAS, in connection with the entry into a Letter Agreement relating to the provision by BTIG to Onyx of strategic and capital markets advisory services, dated as December 20, 2022 (the “CMA Agreement”) and the Sponsor Forfeiture, the Parties desire to amend the provisions relating to the payment of the Deferred Underwriting Commission as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Revised Deferred Underwriting Commission. Effective upon and subject to the consummation of the Proposed Business Combination and the Sponsor Forfeiture, BTIG and Onyx agree to reduce the Deferred Underwriting Commission payable to the Representative from $11,270,000 to $5,640,000, payable as follows:

If redemptions of Class A Ordinary Shares by Public Shareholders in connection with the consummation of the Proposed Business Combination equal:	Split between cash and Class A Ordinary Shares
80% or more	$3,000,000 in cash and $2,640,000 in Class A Ordinary Shares (at $10 per share)

70% or more, but less than 80%	$3,880,000 in cash and $1,760,000 in Class A Ordinary Shares (at $10 per share)

60% or more, but less than 70%	$4,760,000 in cash and $880,000 in Class A Ordinary Shares (at $10 per share)

Less than 60%	$5,640,000 in cash and $0 in Class A Ordinary Shares

2. Payment/Issuance.

(a) Any cash payable in accordance with the terms hereof shall be payable directly from the Trust Account to the Representative for its own account upon consummation of the Proposed Business Combination.

(b) Any Class A Ordinary Shares issuable in accordance with the terms hereof shall be issued directly to BTIG and I-Bankers (pursuant to a written instruction letter executed by the Representative) upon consummation of the Proposed Business Combination.

3. Onyx Representations and Warranties. Onyx hereby represents and warrants to the Underwriters, which representations and warranties shall survive the issuance of any Shares, that:

(a) Upon issuance in accordance with the terms hereof, any Class A Ordinary Shares issued pursuant to Section 1 hereof (the “Shares”) will be duly authorized and validly issued, fully paid and non-assessable.

(b) The execution, delivery and performance of this Amendment has been duly authorized by Onyx. This Amendment constitutes the valid and binding obligation of Onyx, enforceable in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal, and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) The execution and delivery by Onyx of this Amendment and any issuance of the Shares do not and will not (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; (ii) result in any violation of the provisions of the Charter Documents (in effect on the date hereof or as may be amended prior to completion of the Proposed Business Combination); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or business constituted as of the date hereof; except in the case of clauses (i) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(d) Assuming the accuracy of the Underwriters’ representations and warranties set forth in Section 4, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Amendment, it is not necessary to register the issuance of the Shares under the Act.

(e) Neither Onyx nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

4. Underwriters Representations and Warranties. Each Underwriter hereby represents and warrants to Onyx, which representations and warranties shall survive the issuance of any Shares, that:

(a) Each Underwriter is acquiring the Shares for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(b) Each Underwriter is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and no Underwriter has experienced a disqualifying event as enumerated pursuant to Rule 506(d)(1) of Regulation D under the Securities Act, other than (i) a disqualifying event that arose prior to September 23, 2013 for which appropriate disclosure has been provided in accordance with Rule 506(e) under the Securities Act; or (ii) a disqualifying event that is the subject of a waiver pursuant to Rule 506(d)(2) under the Securities Act.

(c) Each Underwriter understands that the Shares are being offered to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Onyx is relying upon the truth and accuracy of, and each Underwriter’s compliance with, the representations and warranties of such Underwriter set forth herein in order to determine the availability of such exemptions and the eligibility of such Underwriter to acquire such Shares.

(d) Each Underwriter has been furnished with all materials relating to the business, finances and operations of Onyx and Helios (including with respect to the Proposed Business Combination) and materials relating to the offer and sale of the Shares which have been requested by each Underwriter. Each Underwriter has been afforded the opportunity to ask questions of the executive officers and directors of Onyx. Each Underwriter understands that its investment in the Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Shares.

(e) Each Underwriter understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares by each Underwriter nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(f) Each Underwriter understands that: (a) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in any registration rights agreement between Onyx and each Underwriter, neither Onyx nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, each Underwriter understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Shares despite technical compliance with the requirements of such Rule, and the Shares can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(g) Each Underwriter has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies such as Onyx and Helios, is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares in the amount contemplated hereunder for an indefinite period of time. Each Underwriter has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. Each Underwriter can afford a complete loss of its investments in the Shares.

5. Registration Rights. Upon issuance of any Class A Ordinary Shares to BTIG and I-Bankers as provided herein, Onyx, Sponsor and BTIG shall amend that certain Registration and Shareholder Rights Agreement, dated as of November 2, 2021, among Onyx, the Sponsor and BTIG to add I-Bankers as a party and ensure that such shares constitute “Registrable Securities” thereunder.

6. Entire Agreement. This Amendment and the Underwriting Agreement constitute the entire agreement of the Parties with respect to the subject matter of this Amendment, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Amendment, except as otherwise expressly provided in this Amendment. For the avoidance of doubt, the Underwriting Agreement shall remain in full force and effect in accordance with its terms, except as expressly amended hereby.

7. No Third-Party Beneficiaries. This Amendment shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Amendment.

8. Assumption of Obligations. If Onyx is not the ultimate surviving public company in the Proposed Business Combination, Onyx shall cause its obligations hereunder to be assumed promptly upon the closing of the Proposed Business Combination by the ultimate surviving public company in the Proposed Business Combination.

9. Incorporation by Reference. Sections 11.3 (Amendment), 11.6 (Waiver of Immunity), 11.7 (Submission to Jurisdiction), 11.8 (Governing Law) and 11.9 (Execution in Counterparts) of the Underwriting Agreement are incorporated herein and shall apply to this Amendment mutatis mutandis.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

ONYX ACQUISITION CO. I

By:	/s/ Michael Stern
Name:	Michael Stern
Title:	Director, Chairman and Chief Executive Officer

[Signature Page to Amendment]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

SOLELY FOR THE LIMITED PURPOSES SET FORTH HEREIN,

ONYX ACQUISITION SPONSOR CO. LLC

By:	/s/ Michael Stern
Name:	Michael Stern
Title:	Manager

[Signature Page to Amendment]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

BTIG, LLC

By:	/s/ Gil Ottensoser
	Name:	Gil Ottensoser
	Title:	Managing Director

[Signature Page to Amendment]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

I-BANKERS SECURITIES, INC.

By:	/s/ Mike McCrory
	Name:	Mike McCrory
	Title:	Chairman

[Signature Page to Amendment]